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                                                                   Exhibit 10.49


                                    AGREEMENT


         THIS AGREEMENT is made and entered into as of the 4th day of October, 2002, by and among Integrated Information Systems, Inc., a Delaware corporation ("IIS"), Action Performance Companies, Inc., an Arizona corporation ("Action"), and goracing.com, inc., an Arizona corporation, successor by merger to goracing.com, inc., a Delaware corporation (together "goracing" and collectively with Action, "A/G").

                                    RECITALS

         A. Action entered into a certain Master Equipment Lease with General Electric Capital Corporation, a New York corporation ("GECC") dated as of December 22, 1998, including Computer Equipment Schedule No. 1 dated December 22, 1998, Computer Equipment Schedule No. 2 dated February 18, 1999, and Addendum to Schedules No. 001 and 002 to Master Lease Agreement dated as of February 18, 1999 (collectively the "Action Master Equipment Lease"), whereby Action leased certain equipment (the "Action Equipment") from GECC.

         B. goracing entered into a certain Master Equipment Lease with GECC dated as of August 9, 1999, including Computer Equipment schedule No. 01 dated October 1, 1999, Computer Equipment Schedule No. 02 dated November 5, 1999, Furniture Schedule No. 003 dated December 29, 1999, and Furniture Schedule No. 004 dated January 24, 2000 (collectively the "goracing Master Equipment Lease") from GECC. (The Action Equipment and the goracing Equipment are hereinafter collectively referred to as the "Equipment").

         C. Action, as lessor, and IIS, as lessee, entered into a sublease dated March 28, 2000 (the "1480 Sublease") with respect to premises located 1480 South Hohokam Drive, Tempe, Arizona 85281 (the "Building");

         D. H-B Tempe, L.L.C., an Arizona limited liability company, by Hewson Development Corporation, an Arizona corporation ("H-B"), as prime landlord with respect to the premises located 1480 South Hohokam Drive, Tempe, Arizona 85281, consented to the 1480 Sublease;

         E. Action and goracing, as sublessors, and IIS, as sublessee, entered into an equipment sublease dated March 28, 2000 ( "Equipment Sublease 1") with respect to certain Equipment Action and goracing had leased from GECC;

         F. goracing, as sublessee, and IIS, as sublessor, entered into an equipment sublease dated March 28, 2000 ("Equipment Sublease 2") with respect to a portion of the Equipment goracing had leased from GECC under the goracing Master Lease Agreement;


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         G. goracing, as seller, and IIS, as purchaser, entered into an asset purchase agreement dated March 28, 2000 (the "Asset Purchase Agreement"), pursuant to which goracing sold to IIS certain office and computer equipment;

         H. goracing and IIS entered into a services agreement dated March 28, 2000 (the "Services Agreement"), pursuant to which goracing agreed to purchase a certain amount of services from IIS within two years of the date of the Services Agreement;

         I. As of March 22, 2002, Action and GECC amended Computer Equipment Schedule No.1 and Computer Equipment Schedule No. 2 to the Action Master Equipment Lease in order to extend the term through March 2003 and to provide for a purchase of the equipment leased under such schedules upon expiration of the schedules at a purchase price of $1.00;

         J. IIS is in the process of negotiating a restructuring with its lenders and creditors, regarding its vacated facilities, leases, equipment leases, and certain other obligations and obtaining funding to settle such obligations ("Restructuring"); and

         K. The parties desire to fully settle, resolve, and compromise all issues arising out of the 1480 Sublease, Equipment Sublease 1, Equipment Sublease 2, the Asset Purchase Agreement and the Services Agreement (collectively, the "March 2000 Agreements") through the date hereof consistent with the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, and as full, complete and total accord, compromise, satisfaction and settlement of and for all issues arising under or with respect to the March 2000 Agreements, the parties agree as follows:

         1. EFFECT ON THE 1480 SUBLEASE; ENTRY INTO NEW SUBLEASE. The 1480 Sublease is hereby terminated as of the date hereof, and IIS and Action agree to execute and deliver a new sublease (the "Revised 1480 Sublease") in the form of EXHIBIT A hereto. Action agrees to use its best efforts to obtain the consent of H-B to the Revised 1480 Sublease. The Revised 1480 Sublease calls for IIS to pay total Rent in the amount of $40,184.98 per month (the "Revised 1480 Rent") and a pro rata share of the Additional Rent (the "Revised Additional Rent"), on a month-to-month basis for the second floor of the Building. IIS and Action, as between themselves, agree that the amount of the Revised 1480 Rent and Revised Additional Rent shall not increase in the event Action is unable to obtain the consent of H-B to the Revised 1480 Sublease.

         2. EFFECT ON EQUIPMENT SUBLEASE 1 AND EQUIPMENT SUBLEASE 2. Equipment Sublease 1 and Equipment Sublease 2 are hereby terminated as of the date hereof. Except as may otherwise be agreed upon in writing, IIS shall cease use of the equipment subleased from A/G as of the date hereof. IIS shall identify and deliver to A/G all Equipment subleased to IIS under Equipment Sublease 1 and Equipment Sublease 2.A/G will use best efforts to help


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assist IIS in separating leased equipment from equipment owned by IIS in order that A/G may return such leased equipment to GECC or make other arrangements for its use or disposition.

         3. EFFECT ON ASSET PURCHASE AGREEMENT. IIS, Action and goracing acknowledge and agree that there are no continuing obligations under the Asset Purchase Agreement and that this Agreement shall have no effect on the transfers of title accomplished by and under the Asset Purchase Agreement.

         4. EFFECT ON SERVICES AGREEMENT; ENTRY INTO PREFERRED PROVIDER AGREEMENT. The Services Agreement is terminated as of the date hereof. IIS and Action agree to execute and deliver a new agreement for services (the "Preferred Provider Agreement"), in the form of EXHIBIT B hereto, pursuant to which IIS will be the preferred provider of Microsoft solutions to Action for a period of one(1) year with automatically renew thereafter for additional periods of one
(1) year each unless either party gives the other written notice of non-renewal at least thirty (30) days prior to the expiration of the then current term.

         5. CONSIDERATION. As consideration for the full, complete and total accord, compromise, satisfaction and settlement of and for all issues arising under or with respect to the March 2000 Agreements, IIS agrees to pay Action $190,000 upon completion of the Restructuring and $750,000 in 16 quarterly payments of $46,875 commencing October 1, 2003 and continuing each January 1, April 1, July 1 and October 1 thereafter through July 1, 2007. Upon execution and delivery of this Agreement, each of Action and goracing authorizes IIS to complete and file one or more UCC Financing Statement Amendments as may be necessary to terminate any Financing Statement(s) either previously filed which name IIS as the debtor.

         6. RESTRUCTURING. IIS' performance under this Agreement is expressly conditioned upon the approval of this Agreement by the Board of Directors of IIS, upon IIS' completion of accounts receivable backed financing and upon acceptance of settlement offers by all of the major creditors and obligors of IIS in the Restructuring.

         7. CONFIDENTIALITY. The terms and conditions contained in this Agreement are and will remain confidential between the parties and no party may disclose any of the provisions contained in this Agreement to any third party or entity other than to its lenders, attorneys, agents, and the like who have a legitimate business reason to know such information, except as may be required under applicable law, including governmental orders, securities laws and the rules and regulations of any stock exchange upon which the disclosing party's securities are listed or otherwise admitted for trading.


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         8. RELEASES.

            (a) RELEASE OF THE CLIENT PARTIES. IIS, for itself and on behalf of each of its shareholders, officers, directors, agents, employees, successors and assigns (collectively, the "IIS Parties") hereby releases and forever discharges A/G and each of their respective shareholders, officers, directors, agents, employees, successors and assigns (collectively, the "A/G Parties") of and from any and all obligations and defaults, acts, actions, causes of action, suits, disputes, rights, claims and demands at law or in equity (whether real or contingent, known or unknown), that each IIS party ever had, now has or may hereafter have against any of the A/G Parties, arising from or related to the March 2000 Agreements, or any of them, at any time prior to the date of this Agreement, EXCEPTING, only the obligations of the parties, created by, arising out of, or by virtue of the terms and conditions of this Agreement or any agreement delivered pursuant hereto, and EXCEPTING actual fraud or fraud in the inducement.

            (b) RELEASE OF THE IIS PARTIES. A/G, for itself and on behalf of each of the A/G Parties, hereby releases and forever discharges each of the IIS Parties of and from any and all obligations and defaults, acts, actions, causes of action, suits, proceedings, disputes, rights, claims and demands at law or in equity (whether real or contingent, known or unknown), that each A/G Party ever had, now has, may hereafter have against any of the IIS Parties, arising from or related to the March 2000 Agreements, or any of them, at any time prior to the date of this Agreement, EXCEPTING, only the obligations of the parties, created by, arising out of, or by virtue of the terms and conditions of this Agreement or any agreement delivered pursuant hereto, and EXCEPTING actual fraud or fraud in the inducement.

         9. REPRESENTATIONS AND WARRANTIES. Each of the parties represents and warrants that it has the full legal right, power and authority to enter into this Agreement and to consummate its obligations as contemplated by this Agreement, and that this Agreement constitutes a valid and binding agreement of it and is enforceable against it in accordance with its terms.

         10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution, delivery, and performance of the obligations of and under this Agreement.

         11. REPUTATION AND GOODWILL. From and after the date hereof, neither party shall take any action that is injurious to the reputation or goodwill of the other party.

         12. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed received, delivered, and given when delivered in person against receipt, or 24 hours after having been sent via facsimile with confirmation copy, or five days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:



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                  If to IIS:     Integrated Information Systems, Inc.
                                 1480 South Hohokam Drive
                                 Tempe, Arizona 85281
                                 Attention: Chief Financial Officer
                                 Facsimile: 480-317-8010

                  If to Action   Action Performance Companies, Inc.
                  or goracing:   4707 East Baseline Road
                                 Phoenix, Arizona  85042
                                 Attention: Chief Financial Officer
                                 Facsimile: 602-337-3660

Any party may change the address to which notices are to be given by providing notice of such change in conformance with the provisions of this paragraph.

         13. ADDITIONAL ACTIONS. Each party agrees to do all acts and things and to make, execute and deliver such written instruments and documents, as shall from time to time be reasonably required to carry out the terms, provisions and intentions of this Agreement.

         14. COVENANT NOT TO SUE. The parties understand and agree that this Agreement may be pleaded as a complete bar to any action or suit before any administrative body, arbitrator or court with respect to any claim under federal, state, local, or other law relating to any possible claim that existed or may have existed (whether now known or unknown) at any time up through the date of this Agreement, with respect to the March 2000 Agreements, excepting only claims relating to the obligations of the parties arising out of the terms and conditions of this Agreement, and excepting actual fraud or fraud in the inducement.

         15. ATTORNEYS' FEES. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing party in that action, as determined by the applicable trier of fact, shall be entitled to receive reasonable attorneys' fees and costs actually incurred by the prevailing party in connection with such claim, controversy or dispute.

         16. SEVERABILITY. In the event a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate that statute or public policy will be stricken. All portions of this Agreement that do not violate any statute or public policy will continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.


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


         17. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions under this Agreement will not be deemed a waiver of that term, covenant or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of that right or power at any other time or times.

         18. INTEGRATION. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement. Except as set forth herein, all agreements previously entered into with respect to the subject matter of this Agreement are superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by the parties except as expressly set forth in this Agreement.

         19. REMEDIES IN THE EVENT OF BREACH. Except as expressly stated herein, this Agreement is fully effective upon delivery and is not dependent upon and may not be defeated by any further performance or non-performance of any obligations, conditions, covenants, promises, warranties or similar undertakings to be performed or not to be performed in the future by the parties under the March 2000 Agreements or any of them. The breach of any such duties or of this Agreement shall give rise only to a cause of action for a breach of this Agreement and shall not reinstate any claim released under this Agreement.

         20. CONSTRUCTION; COUNTERPARTS. The parties agree that each has had an opportunity to participate in the drafting of this Agreement and to have its respective counsel review this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not apply to the interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which will together constitute one and the same instrument.

         21. GOVERNING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict of laws provisions to the contrary.

         22. BINDING NATURE OF AGREEMENT; AMENDMENT. This Agreement is binding on and inures to the benefit of the parties and their respective successors and assigns. This Agreement may be amended only by a written agreement executed by all parties affected by the amendment.



    * * * THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY. * * *


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written by their duly authorized officers.


Integrated Information Systems, Inc.,     Action Performance Companies, Inc.
a Delaware corporation                    an Arizona corporation


By:   /s/ William A. Mahan                By: /s/ R. David Martin
Name: William A. Mahan                    Name: R. David Martin
Title: EVP & CFO                          Title: CFO

                                          goracing.com, Inc.
                                          an Arizona corporation as successor to
                                          goracing.com, Inc.
                                          a Delaware corporation


                                          By: /s/ R. David Martin
                                          Name: R. David Martin
                                          Title: CFO











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